SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

January 23, 2007

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

(Address of principal executive offices) (Zip Code)

(703) 918-2430

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 19, 2007, Ariel Way, Inc. (the “Company”) completed the formation of a new wholly-owned subsidiary operation in the United Kingdom, named Ariel Way Media, Ltd. The new subsidiary is intended to support Ariel Way’s operation in Europe, with the United Kingdom as its base. This operation includes supporting Ariel Way’s Business TV services over satellite provided to one of the largest banking groups in the U.K. with more than 1,500 branch offices. The new subsidiary is based out of Plymouth, U.K.

The forming of the new U.K. subsidiary is intended to be part of a revised European strategy that Ariel Way will announce and embark upon over the next few months. In addition to supporting satellite Business TV solutions in U.K. and Europe, the new subsidiary will also support future activities related to digital signage solutions.

On January 23, 2007, Ariel Way issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, regarding the formation of the new wholly-owned subsidiary.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1   Press Release dated January 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

By: /s/ Arne Dunhem
Name:  Arne Dunhem
Title: President and Chief Executive Officer

Date: January 23, 2007